SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

American Shared Hospital Services

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN SHARED HOSPITAL SERVICES
Four Embarcadero Center, Suite 3700
San Francisco, California 94111

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 21, 2016

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of the Directors (the “Board”), the 2016 Annual Meeting of Shareholders (the “Meeting”) of American Shared Hospital Services, a California corporation (the “Company”), will be held at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, CA 94111 at 9:00 a.m. Pacific Daylight Time on Tuesday, June 21, 2016 to consider and to act upon the following matters, all as set forth in the Proxy Statement.

1.	ELECTION OF DIRECTORS. To elect the following seven nominees to the Board to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

Ernest A. Bates, M.D.	Daniel G. Kelly
David A. Larson, M.D.	S. Mert Ozyurek
John F. Ruffle	Raymond C. Stachowiak
Stanley S. Trotman, Jr.
2.	ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION. To provide a non-binding advisory vote on the compensation of our named executive officers.
3.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2016.
4.	OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting and any and all adjournments thereof.

The Board knows of no matters, other than those set forth in paragraphs (1), (2), and (3) above, that will be presented for consideration at the Meeting.

The Board has fixed the close of business on April 29, 2016 as the Record Date for the determination of shareholders entitled to vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

By Order of the Board

Willie R. Barnes
Corporate Secretary

Dated: April 29, 2016
San Francisco, California

AMERICAN SHARED HOSPITAL SERVICES
Four Embarcadero Center, Suite 3700
San Francisco, California 94111

PROXY STATEMENT
2016 ANNUAL MEETING OF SHAREHOLDERS
June 21, 2016

INTRODUCTION

This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board (the “Board”) for use at the 2016 Annual Meeting of Shareholders scheduled to be held at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, CA 94111 at 9:00 a.m. Pacific Daylight Time on Tuesday, June 21, 2016 and at any adjournments or postponement thereof (the “Meeting”). It is anticipated that this Proxy Statement and the proxy will first be sent to shareholders on or about May 12, 2016.

The matters to be considered and voted upon at the Meeting will be:

1.	To elect seven persons to the Board to serve until the next annual meeting of Shareholders and until their successors are elected and have qualified.
2.	To provide a non-binding advisory vote on the compensation of our named executive officers.
3.	To ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2016.
4.	To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

Only shareholders of record at the close of business on April 29, 2016 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

Revocability of Proxies

A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to its use by filing with our Corporate Secretary either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Meeting and voting in person.

Solicitation of Proxies

This proxy solicitation is being made by the Board of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers, employees of the Company and the stock transfer agent for shares of the Company’s common stock (the “Common Shares”), who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if the Board of the Company determines that this is advisable.

Outstanding Securities

The Board has fixed April 29, 2016 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were estimated to be outstanding and entitled to vote 5,365,000 Common Shares. The Common Shares are the only class of securities entitled to vote at the Meeting.

Votes Required and Voting Procedures

Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for vote at the Meeting, except as indicated below in connection with the election of directors.

In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder’s intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder or to distribute the same number of votes between two or more nominees. Discretionary authority to cumulate votes is hereby solicited by the Board.

In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Ernest A. Bates, M.D. and Craig K. Tagawa as proxies. Common Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR (1) the election of the seven nominees for the Board named herein, (2) the approval, on an advisory basis, of the Company’s executive compensation, and (3) ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

The Board is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

All outstanding shares of the Company’s common stock represented by properly executed and unrevoked proxies received in time for the Meeting will be voted. A shareholder has the following voting options for the three proposals discussed herein:

1.	A shareholder may, with respect to the election of directors, (i) vote for the election of all seven nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.
2.	A shareholder may, with respect to the advisory vote on executive compensation, (i) vote for, or approve on an advisory basis, our executive compensation, (ii) vote against, or disapprove on an advisory basis, our executive compensation, or (iii) abstain.
3.	A shareholder may, with respect to the proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm, (i) vote for the ratification, (ii) vote against the ratification, or (iii) abstain.

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Shares held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the “non-voted shares”) will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present.

The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

Under the rules of the New York Stock Exchange, the election of directors in an uncontested election and the advisory vote on executive compensation are non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their clients’ shares for these proposals cannot exercise their discretionary authority to vote these clients’ shares for these proposals. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board.

A majority of the Common Shares outstanding on the Record Date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. In the election of directors, the seven candidates receiving the highest number of votes will be elected directors of the Company.

The outcome of the advisory vote on our executive compensation will not be binding on the Board. Therefore, there is no “required vote” on these resolutions. The Board, in the exercise of its fiduciary duties, will consider the outcome of the advisory votes in determining how to proceed following such votes. The compensation of our named executive officers will be approved, on an advisory basis, if the proposal receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal.

The proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm requires for approval that a majority of those voting in person or by proxy vote FOR the proposal, provided that an affirmative vote also represents at least a majority of the voting power required to constitute a quorum at the Meeting.

Provided that the quorum requirement is satisfied, (i) broker non-votes will have no effect on the outcome of the election of directors and the advisory vote on our executive compensation, and (ii) abstentions would have the effect of a “No/Against vote” on the advisory vote on our executive compensation, and the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm. No broker non-votes are expected for the proposal on the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

The Board has appointed Jacqueline Kretzu of American Stock Transfer & Trust Company, the registrar and transfer agent for the Common Shares, or her designee, as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of Common Shares represented in person or by proxy at the Meeting, whether a quorum exists, and the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Meeting before the voting begins.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors

The Company’s current Amended and Restated Bylaws provide that there shall be no fewer than five nor more than nine directors. The number of directors currently is fixed at six until such time the seven nominated directors have been elected at the 2016 Annual Meeting of Shareholders. There are currently no vacancies on the Board.

Board Leadership Structure

For many years our founder, Ernest A. Bates, M.D., has served as both Chairman and Chief Executive Officer of the Company. The Board believes that Dr. Bates’ intimate knowledge of the Company’s business and customers, and his significant ownership of our common stock, closely align him with the interests of all of our constituencies and position him well to lead the Board, which in turn determines the Company’s overall direction. Since the Chairman and Chief Executive Officer positions are held by the same person, the Board has elected an independent, non-management director as Lead Director to coordinate the activities of the other non-management directors and preside at their meetings. Mr. Ruffle currently serves as Lead Director.

Board’s Role in Risk Oversight

Management, which is responsible for day-to-day risk management, continually monitors the material risks facing the Company, including strategic risks, operational risks, financial risks and legal and compliance risks. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus. The responsibilities of the Board’s committees, and the areas of risk that they monitor, are described in detail in their charters. In summary, the Audit Committee oversees the preparation of the Company’s financial statements and the hiring and work of its independent auditors to mitigate the risk of non-compliance with the regulations of the Securities and Exchange Commission governing financial reporting. The Compensation Committee oversees the structure of the Company’s executive compensation program and has concluded that the program does not create a material risk that individuals will take excessive risks in order to impact their compensation. The Nominating and Corporate Governance Committee oversees Board organization, membership and structure, director and officer succession planning and corporate governance to promote compliance with the requirements of securities regulators and stock exchanges. While management has the primary responsibility for identifying, assessing and managing risk, the ability of the Board to oversee management in this area is enhanced by the active participation of Dr. Bates as Chairman.

Nominees for Directors

The Board is proposing the persons named below for election to the Board. Each of the persons identified below will be nominated for election to serve until the next annual meeting of shareholders and until his successor shall be elected and qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee is unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board. Each of the nominees named below has notified the Board that, if elected, he is willing to serve as a director.

Set forth below is certain information regarding each of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE NOMINEES NAMED BELOW UNLESS OTHERWISE INSTRUCTED.

ERNEST A. BATES, M.D., founder of the Company, has served as Chairman of the Board and Chief Executive Officer since the incorporation of the Company. A board-certified neurosurgeon, Dr. Bates is emeritus vice chairman of the Board of Trustees at Johns Hopkins University and serves on the Johns Hopkins Neurosurgery Advisory Board. He is an emeritus member of the board at the University of Rochester, serves on the board of Shared Imaging, and also serves as a director for the Ernest A. Bates Foundation. Dr. Bates previously served on the California Commission for Jobs and Economic Growth and the Magistrate Judge Merit Selection Panel. From 1981 to 1987 he was a member of the Board of Governors of the California Community Colleges, and he served on the California High Speed Rail Authority from 1997 to 2003. Dr. Bates is a member of the Board of Overseers at the University of California, San Francisco, School of Nursing. He is a graduate of the School of Arts and Sciences of Johns Hopkins University, and he earned his medical degree at the University of Rochester School of Medicine and Dentistry. Dr. Bates is 79 years old. Dr. Bates is the father of former Board member and current Company Vice President of Sales and Business Development, Ernest R. Bates.

DANIEL G. KELLY, JR., is a director nominee of the Company. Mr. Kelly was a partner of Davis Polk &Wardwell LLP, an international law firm, from 1999 to 2015, co-founding its Silicon Valley office in 1999. During his time at Davis Polk, Mr. Kelly had an extensive corporate practice representing companies, private equity funds and financial institutions in a broad array of complex transactions, and also acted as a senior advisor to boards and special committees on numerous sensitive matters. Prior to joining Davis Polk, Mr. Kelly was a senior officer of a major investment banking firm, the chief legal officer of an NYSE-listed corporation and a partner involved in management of two other law firms. Mr. Kelly received his B.A. in History from Yale University and his J.D. from Columbia University School of Law. Mr. Kelly is 64 years old.

DAVID A. LARSON, M.D., PhD, FACR, FASTRO, was elected to the Board in 2011. He is professor emeritus of Radiation Oncology at the University of California, San Francisco. Dr. Larson is also currently employed as a radiation oncology physician at the Washington Hospital Healthcare System Gamma Knife Program. He is an internationally recognized authority on brain tumors and on central nervous system and body radiosurgery, intensity modified radiotherapy, and highly conformal radiotherapy. He holds a PhD in High Energy Physics from the University of Chicago and an MD from the University of Miami School of Medicine. He completed his medical internship at the University of California, San Francisco and his radiation oncology residency training at Harvard Medical School, where he also served as attending physician and instructor. Dr. Larson has been a member of the UCSF academic faculty since 1986, leading to joint professorial appointments in the Departments of Radiation Oncology and Neurosurgery. He has authored more than 200 scientific papers, reviews, and book chapters. He was elected by his peers to the presidency of numerous professional societies, including the American Society for Therapeutic Radiology and Oncology (ASTRO), the Northern California Radiation Oncology Society (NCROS), and the International Stereotactic Radiosurgery Society (ISRS). He is a Fellow in the American College of Radiation Oncolgy (FACRO), the American College of Radiology (FACR), and the American Society for Radiology Oncology (FASTRO). He has been recognized as one of America’s top doctors every year since 1991. Dr. Larson is 75 years old.

S. MERT OZYUREK was elected to the Board in 2011. He is currently the president of Ozyurek A.S., the preferred supplier of Elekta Gamma Knife systems to hospitals in Turkey, and EMKA, LLC, in the United States. After completing military service in the Turkish Air Force, he joined Ozyurek A.S., the family business as a sales manager for nine years before being appointed as the vice president in 1996. Mr. Ozyurek founded a marble export company in Turkey in 1995. He is a member partner in EWRS, LLC, the subsidiary that the Company developed for its operations in Turkey. He received a B.A. degree in Mining Engineering at Middle East Technical University in Ankara, Turkey. Mr. Ozyurek is 41 years old.

JOHN F. RUFFLE has been a director since 1995. He retired in 1993 as vice-chairman of the board and a director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Co. of New York. He is a trustee emeritus of Johns Hopkins University. From December 1996 to May 2009 he was a member of the board of trustees of certain mutual funds in the J.P. Morgan Family of mutual funds and certain investment funds managed by J.P. Morgan Investment Management, Inc. From March 2004 to January 2007, he was a director for Reckson Associates Realty Corp. Mr. Ruffle graduated from Johns Hopkins University, has an MBA in finance from Rutgers University, and is a former Certified Public Accountant. Mr. Ruffle is 79 years old.

RAYMOND C. STACHOWIAK joined the Board in 2009. He founded Shared Imaging, a preferred independent provider of CT, MRI and PET/CT equipment and services, in 1994 with the purchase of the assets of Shared Imaging Partners, L.P. He served as president and CEO of Shared Imaging since its inception until March 2013. In 2008, he sold 50% of his interest in Shared Imaging to Lubar Equity Fund and remains its founder and 50% owner. He is the sole owner of RCS Investments, Inc. and manager of Stachowiak Equity Fund, both of which are private equity funds. He is also a director for Nano Gas Technologies, Inc. He received his undergraduate degree in Business from Indiana University in 1979 and received an MBA from Indiana University in 1985. Mr. Stachowiak previously obtained CPA (Certified Public Accountant), CPIM (Certification in Production and Inventory Management) and CIA (Certified Internal Auditor) certifications. Mr. Stachowiak is 58 years old.

STANLEY S. TROTMAN, JR., has been a director of the Company since 1996. He was the Managing Director of the Health Care Group at PaineWebber Incorporated since 1995 and retired in 2001, after the company was acquired by UBS Financial Services, Inc. in 2000. He is currently a director of Web MD Health Corp. Mr. Trotman received his undergraduate degree from Yale University in 1965 and obtained an MBA from Columbia Business School in 1967. Mr. Trotman is 72 years old.

Meetings of the Board

The Board of the Company held four regular meetings during 2015. Each director attended at least 75% of the aggregate number of meetings of both the Board and of the Committees of the Board on which such director served during the year.

Shareholders may communicate with the Board by writing to: Four Embarcadero Center, Suite 3700, San Francisco, CA 94111-4107, Attention: Ernest A. Bates, M.D. We encourage directors to attend our annual meeting and all directors attended the 2015 annual meeting of shareholders in person. All shareholder communications to directors are forwarded to them.

Committees of the Board and Director Independence

The Company has standing Compensation, Nominating and Corporate Governance and Audit Committees, each of which is described below. The Company is in compliance with The NYSE MKT Stock Exchange (“NYSE MKT”) enhanced board and board committee independence requirements that became fully applicable to the Company effective July 31, 2005. Mr. Kelly, Dr. Larson, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman, Jr. are independent directors (or in the case of Mr. Kelly, an independent director nominee) under the NYSE MKT rules and Rule 10A-3 under the Securities Exchange Act and each of the Committees described above is comprised of independent directors. The only directors who are not independent under NYSE MKT rules and Rule 10A-3 are Dr. Bates, who is the Company’s Chief Executive Officer, and Mr. Ozyurek, who is not independent because during the most recent three years he served as an owner in an organization that has a business association with a subsidiary of the Company. See “Certain Relationships and Related Party Transactions — Related Party Transactions.” Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a formal written charter. These, as well as our Code of Professional Conduct and Ethics, are available on our website at www.ashs.com. You may also request a copy of these documents free of charge by writing our Corporate Secretary. We intend to post on our website any amendments to our Code of Professional Conduct and Ethics, as well as any waivers for directors or executive officers (including our chief accounting officer and controller and anyone else performing similar functions) within five business days after the date of any amendment or waiver. The information on our website is not part of this proxy statement. The Company’s independent directors meet at least annually without management and the non-independent directors, as required by the NYSE MKT rules. The Lead Director presides at such meetings.

The Compensation Committee’s functions are to (i) establish compensation arrangements and incentive goals for executive officers, (ii) administer compensation plans, (iii) evaluate the performance of executive officers and award incentive compensation, (iv) adjust compensation arrangements as appropriate based upon performance, and (v) review and monitor management development and succession plans and activities. The Compensation Committee did not meet during 2015. The Compensation Committee during 2015 consisted of Dr. Larson, Mr. Ruffle and Mr. Trotman. Dr. Larson is Chair of the Compensation Committee.

The Compensation Committee is authorized to delegate its authority to a subcommittee when appropriate. It is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. The Compensation Committee did not engage a compensation consultant during 2015. In determining or recommending the amount or form of executive officer compensation, the Compensation Committee also takes into consideration information received from the Company’s Chief Executive Officer. In doing so, however, the Compensation Committee customarily considers the comparative relationship of the recommended compensation to the compensation paid by other similarly situated companies, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.

The purpose of the Nominating and Corporate Governance Committee is to recommend candidates for election to the Board. The Nominating and Corporate Governance Committee met once during 2015. In 2016, the Nominating and Corporate Governance Committee recommended the nominations of Dr. Bates, Mr. Kelly, Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman for election to the Board. During 2015, Dr. Larson, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman served on the Nominating and Corporate Governance Committee. Mr. Trotman is Chair of the Nominating and Corporate Governance Committee.

The purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint the independent auditors, and to review the reports of such auditors. The Audit Committee during 2015 consisted of Mr. Ruffle, Mr. Stachowiak and Mr. Trotman. Mr. Ruffle is Chair of the Audit Committee. During fiscal 2015 the Audit Committee held eight meetings. For further information concerning the Audit Committee, refer to the “Audit Committee Report.” Mr. Ruffle is a “financial expert” and meets the applicable independence requirements of the NYSE MKT and Rule 10A-3 under the Securities Exchange Act.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, shareholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

To be eligible for consideration for the Board, any proposed candidate must be ethical, have proven judgment and experience, have professional skills and experience in dealing with complex problems that would be complementary to the needs of the Company, have demonstrated the ability to act independently, be willing to represent the interests of all shareholders and not just those of a particular interest, and be willing and able to devote sufficient time to fulfill the needs of a director of the Company.

The Nominating and Corporate Governance Committee will consider director candidates submitted by shareholders to: Four Embarcadero Center, Suite 3700, San Francisco, CA 94111-4107, Attention: Nominating and Corporate Governance Committee. Such recommendations should be accompanied by (i) evidence of the shareholder’s stock ownership over the last year, (ii) a statement that the shareholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement as to whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending shareholder of its final decision. A shareholder who wishes to nominate a person for director must provide the nomination in writing to our Corporate Secretary at the Company’s principal offices pursuant to the notice provisions in the Bylaws. Such notice must be received not less than 60 nor more than 90 days prior to the annual meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the earlier of the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from the Company.

Based on the process described above, the Committee recommended and the Board determined to nominate each of the incumbent directors for re-election and to nominate one new director at the Meeting. The Committee and Board concluded that each of the incumbent directors should be nominated for re-election and the newly nominated director should be elected based on the experience, qualifications, attributes and skills identified in the biographical information contained in the “Nominees” section under “Proposal No. 1: Election of Directors.” The Committee and the Board assessed several factors while considering the Company’s longstanding history of providing Gamma Knife and other medical services to hospitals and medical centers in the United States, and its anticipated growth in providing similar services internationally, as well as providing proton beam radiation therapy services in the United States. In particular, the Committee and the Board considered the following factors:

•	The nominees all have extensive experience in guiding business and professional organizations as both executive leaders and board members.
•	The nominees’ experiences reflect a range of occupations and industries, which helps to provide differing viewpoints to help guide the Company. This specifically includes financial services (Mr. Kelly, Mr. Ruffle and Mr. Trotman), healthcare (Dr. Bates, Dr. Larson, Mr. Ozyurek, Mr. Stachowiak and Mr. Trotman), government and public policy (Dr. Bates, Mr. Kelly, Dr. Larson and Mr. Ruffle), international policy and development (Dr. Bates, Mr. Kelly, Mr. Ozyurek, Mr. Ruffle and Mr. Trotman), and business development (Dr. Bates, Mr. Kelly, Mr. Ozyurek and Mr. Stachowiak).
•	The nominees have significant and substantive expertise in several areas that are applicable to the Board and its committees, including finance (Dr. Bates, Mr. Kelly, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman), public company accounting and financial reporting (Mr. Kelly, Mr. Ruffle and Mr. Stachowiak), strategic planning (all of the nominees), operations management (all of the nominees) and corporate governance (all of the nominees).
•	The Board particularly believes that Dr. Bates’ vast experience in the medical community both as a neurosurgeon and as an entrepreneur, as founder, President and CEO of the Company, brings unparalleled expertise to the board in a variety of areas.

Director Compensation for Fiscal 2015

The following table sets forth information regarding the compensation earned by or awarded to each non-employee director during the 2015 Fiscal Year.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)	Total ($)
David A. Larson	20,000	1,350	2,440	0	23,790
S. Mert Ozyurek	20,000	1,350	2,440	0	23,790
John F. Ruffle	20,000	1,350	2,440	0	23,790
Raymond C. Stachowiak	20,000	1,350	2,440	0	23,790
Stanley S. Trotman	20,000	1,350	2,440	0	23,790

(1)	Consists of the annual retainer fees for service as members of the Company’s Board. Each non-employee director may choose to have the retainer paid in cash, or make an election to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program. Each non-employee director, with the exception of Mr. Ozyurek, made an election to defer their entire 2015 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 6,897 shares of the Company’s common stock. For further information concerning such deferral election, see the section below entitled “Deferral Election Program for Non-Employee Board Members”.
(2)	The amounts listed under Stock Awards reflect the grant date fair value dollar amount of stock awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2015 and included in the Company’s Annual Report on

Form 10-K filed with the Securities and Exchange Commission on March 30, 2016. For further information concerning the restricted stock unit awards granted under the Company’s Incentive Compensation Plan, see the section below entitled “Directors’ Equity Grants.”
(3)	As of December 31, 2015, the following non-employee directors each held restricted stock unit awards covering 500 shares of the Company’s common stock: Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman.
(4)	The amounts listed under Option Awards reflect the grant date fair value dollar amount of stock option awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2015 and included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2016. The 2,000-share annual stock option awards granted at the 2015 annual meeting of shareholders to Dr. Larson and Messrs. Ozyurek, Ruffle, Stachowiak and Trotman were at an exercise price per share of $2.43. For further information concerning the stock option awards granted under the Company’s Incentive Compensation Plan, see the section below entitled “Directors’ Equity Grants.”
(5)	As of December 31, 2015, the following non-employee directors held options to purchase the indicated number of shares of the Company’s common stock: Dr. Larson, 20,500 shares; Mr. Ozyurek, 20,500 shares; Mr. Ruffle, 21,500 shares; Mr. Stachowiak, 24,500 shares; and Mr. Trotman, 21,500 shares. The options were granted under the Company’s Incentive Compensation Plan. For further information concerning the grant of options to non-employee directors, see the section below entitled “Directors’ Equity Grants.”

Directors’ Annual Retainer Fees

In 2015, each non-employee director earned an annual retainer of $20,000. Each director may choose to have the retainer paid in quarterly cash installments, or make an election prior to the beginning of the year to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program, as discussed below. Non-employee directors also received reimbursement of expenses incurred in attending meetings. No payment is made for attendance at meetings by any director who is a full time employee of the Company.

Deferral Election Program for Non-Employee Board Members

The Company provides a Deferral Election Program for Non-Employee Board Members that is effective for compensation earned for Board service. The Deferral Election Program is designed to provide non-employee Board members with the opportunity to defer all or a portion of the annual retainer fee they earn for service on the Board and Board committees by converting all or a portion of such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan. The deferral election must be filed on or before December 31 of the calendar year preceding the calendar year for which the annual retainer fee is earned. The number of restricted stock units to be issued as a result of the deferral election made by each Board member is determined from the closing market price of the Company’s common stock as of the first trading date in January of the calendar year following each election. The issuance of the shares of the Company’s common stock that vest under the award is deferred until the Board member’s cessation of Board service. Other provisions in the program include pro-rata calculations for newly elected Board members, the terms of issuance of the Company’s common stock upon cessation of Board service and other miscellaneous provisions.

Each non-employee director, with the exception of Mr. Ozyurek, made an election to defer their entire 2015 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 6,897 shares of the Company’s common stock.

Directors’ Equity Grants

Under the Incentive Compensation Plan, each individual who first becomes a non-employee director will, at the time of his or her election to the board, receive an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. The specific number of shares subject to the initial award will be determined by the Compensation Committee of our Board, but will not exceed 10,000 shares for the option component or

3,000 shares for the restricted stock unit component. In addition, on the date of each Annual Shareholders Meeting, each individual who will continue to serve as a non-employee director will automatically be granted an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee director for at least six months. The specific number of shares subject to the annual award will be determined by the Compensation Committee of our Board, but will not exceed 3,000 shares for the option component or 750 shares for the restricted stock unit component. There will be no limit on the number of such annual awards any one eligible non-employee director may receive over his or her period of continued service on the Board, and non-employee directors who have previously been in the Company’s employ will be eligible to receive one or more such annual awards over their period of service on the Board. Each initial stock option and restricted stock unit award will vest in four equal annual installments upon the individual’s completion of each year of service. Each annual stock option and restricted stock award will vest in one installment upon the individual’s completion of one year of board service.

On the day of the 2015 annual meeting of shareholders, non-employee Board members Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman each received an option to purchase 2,000 shares of the Company’s common stock pursuant to the terms of the Incentive Compensation Plan. The exercise price of these awards was $2.58 per share, the fair market value of the Company’s common stock on that date. Each director also received a grant of 500 restricted stock units pursuant to the terms of the Incentive Compensation Plan.

On the day of the Meeting, upon re-election to the Board, non-employee Board members will each receive an option to purchase 2,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the Meeting, and a grant of 500 restricted stock units pursuant to the terms of the Incentive Compensation Plan. A newly elected non-employee Board member will receive an option to purchase 5,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the Meeting, and a grant of 500 restricted stock units pursuant to the terms of the Incentive Compensation Plan.

CERTAIN ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 15, 2016 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for shares of common stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Common Shares Owned Beneficially
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Directors and Named Executive Officers
Ernest A. Bates, M.D.(1)(4) Chairman of the Board and Chief Executive Officer	617,470	11.4%
Daniel G. Kelly(1)	100	—
David A. Larson, M.D.(1)(5)	67,834	1.3%
S. Mert Ozyurek(1)(6)	92,500	1.7%
John F. Ruffle(1)(7)	553,309	10.1%
Raymond C. Stachowiak(1)(8)	711,389	12.9%
Stanley S. Trotman, Jr.(1)(9)	346,508	6.4%
Ernest R. Bates(1)(10) Vice President of Sales and Business Development	39,329	0.7%
Craig K. Tagawa(1)(11) Senior Vice President, Chief Operating and Financial Officer	58,672	1.1%
All Current Directors & Executive Officers as a Group (8 people)(12)	2,487,011	42.4%
5% or More Shareholders None

(1)	The address of each such individual is c/o American Shared Hospital Services, Four Embarcadero Center, Suite 3700, San Francisco, California 94111.
(2)	Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.
(3)	The percentages are calculated based on a total of 5,364,647 shares of common stock issued and outstanding as of April 15, 2016. Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after April 15, 2016 are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.
(4)	Includes 30,000 shares of common stock issuable upon exercise of stock options within 60 days of April 15, 2016.
(5)	Includes 59,234 shares of common stock issuable upon exercise of stock options, vesting of restricted units and warrants within 60 days of April 15, 2016.
(6)	Includes 52,500 shares of common stock issuable upon exercise of stock options, vesting of restricted units and warrants within 60 days of April 15, 2016.
(7)	Includes 102,389 shares of common stock issuable upon exercise of stock options, vesting of restricted units and warrants within 60 days of April 15, 2016.
(8)	Includes 155,389 shares of common stock issuable upon exercise of stock options, vesting of restricted units and warrants within 60 days of April 15, 2016.

(9)	Includes 49,744 shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2016.
(10)	Includes 22,500 shares of common stock issuable upon exercise of stock options within 60 days of April 15, 2016.
(11)	Includes 30,000 shares of common stock issuable upon exercise of stock options units within 60 days of April 15, 2016.
(12)	Includes an aggregate of 514,256 shares issuable upon exercise of stock options, vesting of restricted units and warrants within 60 days of April 15, 2016.

PROPOSAL 2

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (“Dodd-Frank”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our three senior executives (the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this proxy statement for a more detailed discussion of how our compensation programs further the Company’s objectives.

At this meeting, the shareholders will be asked to vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narratives and other materials in this Proxy Statement.”

Our Board and Compensation Committee urge shareholders to endorse the compensation program for our executive officers by voting FOR the above resolution. The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the Compensation Discussion and Analysis and other related sections of this proxy statement, is reasonable and effective in aligning the interests of the executive officers with both the short and long-term interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our “Compensation Discussion and Analysis” below, our program has the following features.

•	The base salary of our Chairman and CEO has not been increased in ten years and that of the other Named Executive Officers has not been increased in nine years. Our Chairman and CEO reduced his salary by 10% in 2013, and such reduction remains in effect as of the date hereof.
•	The Company has not paid bonuses (other than sales commissions) to the Named Executive Officers in five years. No sales commissions were paid in 2015.
•	The Company has granted options to the Named Executive Officers once in seven years.
•	Each of the Named Executive Officers owns a significant number of shares of the Company’s common stock, and the directors and officers as a group own approximately 37% of the issued and outstanding shares, which directly aligns their interests with that of the other shareholders.
•	None of the Named Executive Officers has an employment agreement containing a guaranteed term of employment or providing for any change-in-control or other severance payments.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. However, the Compensation Committee and our Board value the views of our shareholders and expect to take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction.  It is our intent in this Compensation Discussion and Analysis to inform our shareholders of the policies and objectives underlying the compensation programs for our three executive officers, Dr. Ernest A. Bates, Chairman of our Board and our Chief Executive Officer, Craig K. Tagawa, our Chief Financial Officer and Chief Operating Officer, and Ernest R. Bates, our Vice President of Sales and Business Development. The Compensation Committee of our Board administers the compensation programs for our executive officers with the objective of providing a competitive compensation package. However, we believe that the compensation paid to our executive officers should also be substantially dependent on our financial performance and the value created for our shareholders. For this reason, the Compensation Committee also utilizes our compensation programs to provide meaningful incentives for the attainment of our short-term and long-term strategic objectives and thereby reward those executive officers who make a substantial contribution to the attainment of those objectives.

Compensation Policy for Executive Officers.  We have designed the various elements comprising the compensation packages of our executive officers to achieve the following objectives:

•	attract, retain, motivate and engage executives with superior leadership and management capabilities,
•	provide an overall level of compensation to each executive officer which is externally competitive, internally equitable and performance-driven, and
•	ensure that total compensation levels are reflective of our financial performance and provide the executive officer with the opportunity to earn above-market total compensation for exceptional business performance.

Each executive officer’s compensation package typically consists of three elements: (i) a base salary, (ii) a cash bonus tied to our attainment of financial objectives or the individual officer’s personal performance, and (iii) long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between our executive officers and our shareholders. In determining the appropriate level for each element of such compensation, the Compensation Committee subjectively reviews and evaluates the level of performance of the Company and the executive’s level of individual performance and potential to contribute to the Company’s future growth, and seeks to set compensation at a level that is both reasonable and equitable based on that assessment. Consistent with our philosophy of emphasizing pay for performance, the total compensation packages are designed to pay above the target when the Company exceeds its goals and below the target when the Company does not achieve its goals.

Elements of Compensation.  Each of the three major elements comprising the compensation package for our executive officers (salary, bonus and equity) is designed to achieve one or more of our overall objectives in fashioning a competitive level of compensation, tying compensation to the attainment of one or more of our strategic business objectives and subjecting a substantial portion of the executive officer’s compensation to our financial success as measured in terms of our stock price performance. The manner in which the Compensation Committee has so structured each element of compensation may be explained as follows.

Base Salary.  The Compensation Committee periodically reviews the base salary level of each executive officer. The base salary for the executive officers is determined on the basis of their level of responsibility, experience and individual performance. Dr. Bates agreed to a pay reduction of 10% in 2013, which remained in effect for the 2015 year.

Cash Incentive Compensation.  Because the Compensation Committee believes that the significant interests which the executive officers have in our common stock provide them with a substantial incentive to contribute to our financial success and the attainment of our financial goals, the Compensation Committee does not typically implement annual incentive compensation programs for them. From time to time, the Compensation Committee awards cash bonuses in recognition of their personal performance. However, for fiscal 2015, no cash bonuses or commissions were awarded by the Compensation Committee to the Company’s executive officers.

Executive Equity Compensation.  For many years stock option grants were the sole form of equity award granted to our executive officers, and we continue to use stock option grants to provide long-term incentives to our executive officers. However, our Incentive Compensation Plan provides us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, such as stock appreciation rights, restricted stock and restricted stock units. Accordingly, under the Incentive Compensation Plan, we have a broad array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals, including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. We continue to rely on equity incentives because we believe that such incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

Despite the significance equity awards play in our compensation packages, the Company is concerned about the dilutive effect of equity awards on our shareholders; accordingly, the Company is committed to using equity incentive awards prudently and within reasonable limits.

As a result of our measured approach to the use of equity incentive awards, as of April 15, 2016, of the 1,630,000 shares of our common stock authorized for award under our Incentive Compensation Plan, 679,527 shares remained available for future award under the plan.

The Compensation Committee generally reviews and considers equity awards in connection with the annual review of the performance of our executive officers and other key employees. However, there may be variance from this practice when warranted by special circumstances. Each grant is designed to align the interests of the executive officer with those of the shareholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. In past years, the equity awards have been in the form of stock options which generally vest and become exercisable in a series of installments over a five year service period, contingent upon the officer’s continued employment with us. Accordingly, each such option will provide a return to the executive officer only to the extent he remains employed with us during the vesting period, and then only if the fair market value of the underlying shares appreciates over the period between grant and exercise of the option. There were no options granted to Dr. Bates, Mr. Tagawa or Mr. Bates in 2015.

Market Timing of Equity Awards.  The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. As indicated above, awards for existing executive officers and employees are considered in connection with the annual review process which typically occurs in the fourth quarter each year. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. Equity awards for new hires other than executive officers are typically made at the next scheduled Compensation Committee meeting following the employee’s hire date. All stock option grants issued under our Incentive Compensation Plan have an exercise price per share no less than the fair market value per share on the grant date.

Executive Officer Perquisites.  It is not our practice to provide our executive officers with any meaningful perquisites.

Other Programs.  Our executive officers are eligible to participate in our 401(k) plan and our flexible benefit plan on the same basis as all other regular U.S. employees.

Deferred Compensation Programs.  We have not implemented any non-qualified deferred compensation programs for our executive officers or any supplemental executive retirement plans.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). The stock options which have been granted to date to our executive officers are intended to qualify as performance-based compensation.

Our Incentive Compensation Plan has been structured with the objective of providing the Company with the opportunity to qualify one or more awards under the plan as performance-based compensation for purposes of Code Section 162(m). However, Code Section 162(m) requires that the material terms of performance goals pursuant to which performance-based awards under the Plan may become payable be disclosed to and approved by a majority of the Company’s shareholders every five years. The Company’s shareholders last approved the performance goals pursuant to which performance-based compensation may be paid under the Plan at the June 16, 2015 annual meeting of the shareholders.

Non-performance-based compensation paid to covered officers for 2015 did not exceed the $1.0 million limit per officer. However, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonuses under the Incentive Compensation Plan or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Advisory Vote on Executive Compensation.  We conducted an advisory vote on executive compensation at our 2015 annual meeting of shareholders. While this vote was not binding on the Company, our Board or our Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our Proxy statement. Our Board and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to our advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.

At the 2015 annual meeting of shareholders, approximately 76% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The Board and Compensation Committee reviewed these final vote results in the context of our overall compensation philosophy and programs, and based on the level of support, determined that no significant changes to our compensation policies and programs were necessary at this time. Nevertheless, as discussed in this Compensation Discussion and Analysis, the Compensation Committee does make modifications periodically to our executive compensation programs to more closely align our executive compensation with the interests of our shareholders.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 2015 by the Company’s Chief Executive Officer, Chief Operating and Financial Officer, and Vice President of Sales and Business Development. No other individuals who would have been includable in such table on the basis of total compensation for fiscal 2015 but for the fact that they were no longer serving as executive officers at the end of fiscal 2015 are required to be included. The listed individuals are hereinafter referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ernest A. Bates, M.D., Chairman of the Board and Chief Executive Officer	2015	434,304	—	—	22,840	457,144
	2014	434,304	—	174,000	32,040	640,344

Craig K. Tagawa, Chief Operating Officer and Chief Financial Officer	2015	300,000	—	—	16,600	316,600
	2014	300,000	—	189,000	12,460	501,460

Ernest R. Bates, Vice President of Sales and Business Development	2015	250,000	—	—	19,122	269,122
	2014	250,000	—	141,750	16,956	408,706

(1)	Includes amounts deferred under the Company’s Retirement Plan for Employees of American Shared Hospital Services, a qualified plan under section 401(k) of the Internal Revenue Code.
(2)	Amounts shown do not reflect compensation actually received by the named executive officers. The amounts shown are the grant date fair value for option awards granted in the applicable fiscal year. The valuation assumptions and the methodology used to determine such amounts are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2015.
(3)	The amounts shown under All Other Compensation include matching contributions under the Company’s 401(k) plan, automobile and parking allowance, and premiums paid by the Company for long term disability coverage.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table provides information concerning outstanding equity awards held by the named executive officers as of December 31, 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Ernest A. Bates, M.D.	30,000	120,000	$3.100	December 29, 2019
Craig K. Tagawa	30,000	120,000	$2.820	December 29, 2021
Ernest R. Bates	22,500	90,000	$2.820	December 29, 2021

(1)	The options vest in five equal annual installments over the five year period measured from their issue date, provided each employee continues to provide services to the Company through each applicable vesting date. None of the options authorized under these awards had been exercised as of December 31, 2015.

Grants of Plan-Based Awards

There were no stock options, stock awards or non-equity incentive plan awards granted in 2015 to any of the named executive officers.

Payments Upon Termination or Change in Control

Under our Incentive Compensation Plan, in the event a change in control occurs, each outstanding equity award will automatically accelerate in full, unless that award is assumed or replaced by the successor corporation or otherwise continued in effect.

The plan administrator has the discretion to structure one or more equity awards under the Incentive Compensation Plan so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program. None of the named executive officers’ equity awards provide for such accelerated vesting upon a change of control.

Shares Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2015 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance
Equity compensation plans approved by security holders(1)	792,833	(2)	$2.86	(3)	733,503	(4)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total

(1)	Consists of our Incentive Compensation Plan.
(2)	Includes 179,333 shares of our common stock subject to restricted stock unit awards that will entitle each holder to one share of our common stock for each such unit that vests over the holder’s period of continued service.
(3)	Calculated without taking into account 179,333 shares of common stock subject to outstanding restricted stock unit awards that will become issuable, as those units vest, without any cash consideration or other payment required for such shares.
(4)	Shares reserved for issuance under the Incentive Compensation Plan may be issued upon the exercise of stock options or stock appreciation rights, through direct stock issuances or pursuant to restricted stock units or other stock based awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of reports filed under the Exchange Act and received by the Company on or after January 1, 2015, the Company believes that during fiscal 2015, directors, officers and 10% shareholders of the Company filed all required reports within the periods established by applicable rules, other than as previously disclosed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

None.

Policies and Procedures

The Audit Committee of the Board is responsible for reviewing and approving all related party transactions as defined under Securities and Exchange Commission rules and regulations. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the Audit Committee must review the material facts of any such transaction and approve that transaction.

To identify related party transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying transactions with the Company in which the director or officer or their family members have a conflict of interest. The Company reviews the questionnaire for potential related party transactions. In addition, at any scheduled meeting of the Audit Committee, management may recommend related party transactions to the committee, including the material terms of the proposed transactions, for its consideration.

In making its decision to approve or ratify a related party transaction, the Audit Committee will consider all relevant facts and circumstances available to the committee, including factors such as the aggregate value of the transaction, whether the terms of the related party transaction are no less favorable than terms generally available in an arms’ length transaction and the benefit of such transaction to us.

Related Party Transactions

During 2014, certain of the Company’s directors entered into transactions with the Company to provide financing to support its proton beam business. The Company believes that these transactions were on arms-length terms and that that third parties were not willing to provide financing on equal or better terms. Each transaction was reviewed and approved by non-participating members of the Board of Directors.

1. Common Stock Purchase Agreement

On June 11, 2014, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with three members of the Company’s Board of Directors: Messrs. Stachowiak, Ruffle, and Trotman, Jr. (the “Investors”), to sell, in a private offering, an aggregate of 650,000 shares of the Company’s common stock, no par value, at $2.43 per share (the closing price on the stock exchange), for gross proceeds of approximately $1.6 million. Mr. Stachowiak, Mr. Ruffle, and Mr. Trotman purchased 400,000, 200,000, and 50,000 shares of common stock, respectively, from the Company, at a purchase price of $972,000.00, $486,000.00 and $121,500.00, respectively. The private offering closed on June 12, 2014. The shares are restricted securities and may not be offered or sold absent registration under the Securities Act of 1933. Pursuant to the terms of the Purchase Agreement, the Company provided demand registration rights with respect to the shares, with certain limited exceptions, and pursuant to which the Company has registered certain shares of common stock on Form S-3 on June 12, 2015. Pursuant to the terms of the Purchase Agreement, the Company has also granted the Investors a one-year preemptive right to participate pro rata in future issuances of the Company’s common stock.

2. Note and Warrant Purchase Agreement

On October 22, 2014, the Company entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with four members of the Company’s Board of Directors: Mr. Stachowiak, Mr. Ruffle, Mr. Ozyurek, and Dr. Larson (the “Note and Warrant Investors”), to issue an aggregate of $1,000,000 in principal amount of promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase an aggregate of 200,000 shares of Common Stock. Mr. Stachowiak, Mr. Ruffle, Mr. Ozyurek, and Dr. Larson purchased Notes in the amount of $500,000, $250,000, $200,000, and $50,000, respectively, and warrants to purchase 100,000, 50,000, 40,000, and 10,000 shares of common stock, respectively. Each Note bears interest at a rate of 15.0% per annum and will mature on October 22, 2017. Interest only payments are due monthly with the option to prepay the outstanding principal on or after December 31, 2015. The Company is required to prepay the outstanding principal within five days of the next milestone payment to Mevion Medical Systems, Inc, if that occurs prior to the maturity date. During 2015, the Company has paid an aggregate of $150,000 in interest and $0 in principal; the total outstanding principal amount of notes of $1,000,000 was paid-off on February 5, 2016.

The Warrants have an exercise price of $2.20 per share (the closing price on the stock exchange on the date prior to the issuance date) and became exercisable on October 22, 2015 and will expire on October 22, 2017. The Warrants contain typical anti-dilution provisions and registration rights for the underlying shares of common stock.

EWRS Turkey

The Company’s Gamma Knife and IGRT businesses in Turkey were operated through EWRS Turkey until its sale to Euromedic Cancer Treatment Centers BV (“Euromedic”) on June 10, 2014. Prior to the sale, 70% of EWRS Turkey was indirectly owned by GKF through GKF’s 70% ownership of EWRS LLC, and 30% of EWRS Turkey was owned by EMKA LLC (“EMKA”), which is owned and operated by Mert Ozyurek, a director of the Company. In June 2014, the Company and Mr. Ozyurek sold EWRS Turkey to Euromedic for approximately $6,000,000 in cash plus an earn-out provision over a two-year post-closing period. The Company and EMKA continued marketing initiatives post sale of EWRS Turkey through January 2015 in an effort to attain their earn-out milestones. EMKA directed these agreed upon marketing initiatives. The Company paid EMKA $47,330 in 2014 and $69,456 in 2015 for its 70% share of the expenses. Based on the earn-out provisions, earn-out milestones were not achieved by the Company and Mr. Ozyurek. During the Company’s and Mr. Ozyurek’s ownership of EWRS Turkey, EWRS Turkey had service and maintenance contracts for its two Gamma Knife units with Ozyurek A.S., a foreign company operated by Mr. Ozyurek. The Company believes all its transactions with Mr. Ozyurek are arm’s-length transactions.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference therein.

The Audit Committee of the Board consists of three directors, all of whom are ‘independent’ as defined in the listing standards of the NYSE MKT. The primary purposes of the Audit Committee are to review the financial reporting and internal controls of the Company, to appoint an independent registered public accounting firm, to review the reports of such auditors, and to review annually the Audit Committee charter. During 2015, the Audit Committee held eight meetings. Mr. Ruffle is Chair of the Audit Committee.

The Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the financial statements of the Company for the fiscal year ended December 31, 2015. The topics of these discussions included the quality of the Company’s internal controls, the audit plans, audit scope and identification of audit risks. In addition, the Committee received assurances that the independent registered public accounting firm reviewed and discussed with management the interim financial reports prior to each quarterly earnings announcement.

The Company’s independent registered public accounting firm provided a formal written statement that described all relationships between the auditors and the Company with respect to the auditors’ independence within the meaning of the federal securities laws administered by the Securities and Exchange Commission, and the Audit Committee satisfied itself as to the public accounting firm’s independence.

The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by Statement on Auditing Standards No. 16, as amended, “Communication with Audit Committees” and, with and without the presence of management, reviewed and discussed the results of the independent registered public accounting firm’s examination of the Company’s financial statements. Management, being responsible for the Company’s financial statements, represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm are responsible for the examination of those statements.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review as described previously, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

John F. Ruffle (Chairman)
Raymond C. Stachowiak
Stanley S. Trotman, Jr.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s consolidated financial statements for the years ended December 31, 2015, 2015 and 2014 have been audited by Moss Adams LLP. The Audit Committee has appointed Moss Adams LLP to be the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016, subject to shareholder ratification at the Meeting.

Representatives of Moss Adams LLP are expected to be present at the 2016 Annual Meeting of Shareholders to respond to appropriate questions and will be given an opportunity to make a statement, if they so desire.

The aggregate fees billed by Moss Adams LLP and their respective affiliates for professional services performed for 2015 and 2014 are as follows:

	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)	All Other Fees(4)	Total Fees
2015	$288,750	$0	$104,000	$2,636	$395,386
2014	$150,943	$0	$99,700	$0	$250,643

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees are generally related to accounting advice, review of SEC comment letters, and other compliance issues.
(3)	Consists of tax compliance and preparation and other tax services.
(4)	Consists of fees for all other services other than those reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services and related fees do not impair the independent registered public accounting firm’s independence. The independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the independent registered public accounting firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the Securities and Exchange Commission. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016 UNLESS OTHERWISE INSTRUCTED.

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2017 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than January 12, 2017. Under the Company’s Amended and Restated Bylaws, in order for a shareholder proposal that is not included in the Company’s proxy materials to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting. A shareholder’s notice should provide a list of each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the number of shares held by the shareholder; and any material interest of the shareholder in the business.

ANNUAL REPORT

The Company’s 2015 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

By Order of the Board

Willie R. Barnes
Corporate Secretary

Dated: April 29, 2016
San Francisco, California

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN SHARED HOSPITAL SERVICES

June 21, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 21, 2016:
The Proxy Statement, Annual Report and Proxy Card are available at http://www.ashs.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730300000000001000 8 062116

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS: To elect seven persons named below to the Board of Directors to serve until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders and all other matters coming before the meeting. **If no direction is made, this proxy will be voted FOR the election of directors recommended herein, FOR Proposal No. 2, and FOR Proposal No. 3.**

The Board of Directors recommends a vote FOR election of the directors nominated herein, FOR the non-binding advisory vote on the compensation of our named executive officers, and FOR the ratification of the appointment of the independent registered public accounting firm.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AMERICAN SHARED HOSPITAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY NOMINATE(S), CONSTITUTE(S) AND APPOINT(S) ERNEST A. BATES, M.D. AND CRAIG K. TAGAWA, AND EACH OF THEM, ATTORNEYS, AGENTS, AND PROXIES OF THE UNDERSIGNED, WITH FULL POWERS OF SUBSTITUTION TO EACH, TO ATTEND AND TO ACT AS PROXY OR PROXIES OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES TO BE HELD ON JUNE 21, 2016 AT 9:00 AM PACIFIC DAYLIGHT TIME AT HYATT REGENCY SAN FRANCISCO, FIVE EMBARCADERO CENTER, SAN FRANCISCO, CA 94111, OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF, AND TO VOTE AS SPECIFIED HEREIN THE NUMBER OF SHARES THAT THE UNDERSIGNED, IF PERSONALLY PRESENT, WOULD BE ENTITLED TO VOTE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE SEVEN PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2016. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. **IF NO DIRECTION IS MADE, IT WILL BE VOTED, "FOR" THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, "FOR" THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL COME BEFORE THE ANNUAL MEETING, OTHER THAN THOSE DESCRIBED IN THIS PROXY. HOWEVER, IF SUCH MATTERS ARE PRESENTED, THE NAMED PROXIES WILL, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, VOTE SUCH PROXIES IN ACCORDANCE WITH THE JUDGMENT OF SUCH NAMED PROXIES WITH RESPECT TO ANY SUCH OTHER MATTER PROPERLY COMING BEFORE THE MEETING.** THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY ALSO MAY BE REVOKED BY ATTENDANCE AT THE MEETING AND ELECTION TO VOTE IN PERSON.

(Continued and to be signed on the reverse side)

1.1 14475